Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On May 31 2012, Penson Financial Services, Inc. (“PFSI”), the U.S. broker-dealer subsidiary of Penson Worldwide, Inc. (the “Company”) completed the sale of certain assets of its futures clearing business to Knight Execution & Clearing Services LLC (“Knight”) for an initial purchase price of $5.0 million in cash, which is subject to certain adjustments and earnout provisions. Additionally, on June 5, 2012, PFSI completed the transfer to Apex Clearing Corporation (“Apex Clearing”) of certain assets and liabilities relating to its securities clearing business that resulted in the transfer of approximately $135.9 million of net assets in exchange for an approximately 94% equity interest in Apex Clearing Holdings LLC (“Apex Holdings”), the parent company of Apex Clearing.

The following pro forma condensed consolidated financial information has been developed by applying pro forma adjustments to the historical financial statements of the Company. The following unaudited pro forma condensed consolidated balance sheet data as of March 31, 2012 of the Company has been prepared to give effect to the transactions as if the sale of certain assets of PFSI’s futures division and the transfer of certain assets and liabilities of its securities clearing business had occurred on March 31, 2012. The following unaudited pro forma condensed consolidated statements of operations of the Company for the quarter ended March 31, 2012 and year ended December 31, 2011 have been prepared to give effect to the transactions as if the sale of certain assets of PFSI’s futures division and the transfer of certain assets and liabilities of its securities clearing business had occurred on January 1, 2011.

The unaudited pro forma condensed consolidated financial information includes pro forma adjustments that are factually supportable and directly attributable to the transactions. In addition, with respect to the unaudited pro forma condensed consolidated statements of operations, only those unaudited pro forma adjustments that are expected to have a continuing impact on the consolidated results have been included. The pro forma adjustments do not include the effects of additional transactions that may occur subsequent to the sale of certain assets of PFSI’s futures division and the transfer of certain assets and liabilities of the securities clearing business.

The unaudited pro forma adjustments are based on available preliminary information and certain assumptions that the Company believes are reasonable under the circumstances. The Company is still evaluating the impact of any adjustments and earnout provisions related to the sale of certain assets of its futures clearing business and therefore cannot yet determine the gain or loss that will be recognized. Additionally, the Company is still evaluating the accounting treatment of the Apex Holdings transaction and therefore the full impact of the transaction is not reflected. As part of the Apex Holdings transaction, the Company’s promissory note to Broadridge in the original amount of approximately $20.5 million was terminated and discharged without payment. The effect of the termination of this promissory note has not been reflected in the pro forma adjustments as the Company is still evaluating the accounting treatment of the Apex Holdings transaction.

The unaudited pro forma condensed consolidated financial information is presented for informational purposes only. The following unaudited pro forma condensed consolidated financial information is not necessarily indicative of the results that might have occurred had the sale of the assets taken place on March 31, 2012 for balance sheet purposes, or on January 1, 2011 for statement of operations purposes, and is not intended to be a projection of future results. All pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma condensed consolidated financial information.

The Unaudited pro forma condensed consolidated financial information should be read in conjunction with the following documents (i) The Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and (ii) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

Penson Worldwide, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Financial Condition

As of March 31, 2012

(In thousands)

	Historical Penson Worldwide, Inc.	Pro Forma Adjustments		Pro Forma Consolidated
ASSETS
Cash and cash equivalents	$22,599	$62,158	(a)(b)	$84,757
Cash and securities — segregated under federal and other regulations	2,719,217	(2,704,217	)(b)	15,000
Receivable from broker-dealers and clearing organizations	395,381	(395,381	)(b)	—
Receivable from customers, net	1,012,107	(995,514	)(b)	16,593
Receivable from correspondents	82,108	(76,061	)(b)	6,047
Securities borrowed	363,104	(363,104	)(b)	—
Securities owned, at fair value	32,201	(506	)(b)	31,695

Deposits with clearing organizations	555,629	(537,441	)(b)	18,188
Property and equipment, net	20,246	(2,996	)(b)	17,250
Investment in Apex Clearing Holdings LLC	—	135,872	(c)	135,872
Other assets	76,318	(43,790	)(b)	32,528
Assets held-for-sale	1,683,918	—		1,683,918

Total assets	$6,962,828	$(4,920,980)		$2,041,848

LIABILITIES AND STOCKHOLDERS’ EQUITY
Payable to broker-dealers and clearing organizations	$354,847	$(345,955	)(b)	$8,892
Payable to customers	3,806,637	(3,806,637	)(b)	—
Payable to correspondents	129,546	(92,047	)(b)	37,499
Short-term bank loans	88,500	(88,500	)(b)	—
Notes payable	265,454	—		265,454
Securities loaned	577,353	(577,353	)(b)	—
Securities sold, not yet purchased, at fair value	571	(115	)(b)	456
Accounts payable, accrued and other liabilities	74,955	(11,200	)(b)	63,755
Liabilities associated with assets held-for-sale	1,636,415	—		1,636,415

Total liabilities	6,934,278	(4,921,807)		2,012,471

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock	—			—
Common stock	328			328
Additional paid-in capital	282,823			282,823
Accumulated other comprehensive income	4,597			4,597
Accumulated deficit	(201,349)	827	(b)	(200,522)

Treasury stock	(57,849)			(57,849)

Total stockholders’ equity	28,550	827		29,377

Total liabilities and stockholders’ equity	$6,962,828	$(4,920,980)		$2,041,848

Penson Worldwide, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Quarter Ended March 31, 2012

(In thousands, except per share amounts)

	Historical Penson Worldwide, Inc.	Pro Forma Adjustments		Pro Forma Consolidated
Revenues
Clearing and commission fees	$19,223	$(19,223	)(d)	$—
Technology	5,252	(1,713	)(d)	3,539
Interest, gross	12,271	(12,215	)(d)	56
Other	(2,985)	(6,514	)(d)	(9,499)

Total revenues	33,761	(39,665)		(5,904)
Interest expense from securities operations	4,481	(4,481	)(d)	—

Net revenues	29,280	(35,184)		(5,904)

Expenses
Employee compensation and benefits	19,996	(14,345	)(d)	5,651
Floor brokerage, exchange and clearance fees	7,966	(7,885	)(d)	81
Communications and data processing	16,893	(15,304	)(d)	1,589
Occupancy and equipment	4,590	(3,715	)(d)	875
Bad debt expense	2,692	(2,362	)(d)	330
Other expenses	10,595	(5,773	)(d)	4,822
Interest expense on long-term debt	9,538	—	(d)	9,538

	72,270	(49,384)		22,886

Loss from continuing operations before income taxes	(42,990)	14,200		(28,790)
Income tax benefit	97	(28	)(d)	69

Loss from continuing operations	$(43,087)	$14,228		$(28,859)

Loss per share from continuing operations- basis and diluted	$(1.54)			$(1.03)

Penson Worldwide, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2011

(In thousands, except per share amounts)

	Historical Penson Worldwide, Inc.	Pro Forma Adjustments		Pro Forma Consolidated
Revenues
Clearing and commission fees	$104,359	$(104,359)	(d)	$—
Technology	22,055	(7,857)	(d)	14,198
Interest, gross	81,541	(81,523)	(d)	18
Other	30,853	(30,853)	(d)	—

Total revenues	238,808	(224,592)		14,216
Interest expense from securities operations	21,476	(21,476)	(d)	—

Net revenues	217,332	(203,116)		14,216

Expenses
Employee compensation and benefits	75,907	(48,892)	(d)	27,015
Floor brokerage, exchange and clearance fees	35,765	(35,653)	(d)	112
Communications and data processing	60,450	(53,847)	(d)	6,603
Occupancy and equipment	22,917	(17,495)	(d)	5,422
Bad debt expense	50,640	(4,830)	(d)	45,810
Goodwill and intangible asset impairment	137,421	(137,421)	(d)	—
Other expenses	26,421	(18,522)	(d)	7,899
Interest expense on long-term debt	40,942	—	(d)	40,942

	450,463	(316,660)		133,803

Loss from continuing operations before income taxes	(233,131)	113,544		(119,587)
Income tax expense (benefit)	(10,064)	4,882	(d)	(5,182)

Loss from continuing operations	$(223,067)	$108,662		$(114,405)

Loss per share from continuing operations- basis and diluted	$(7.92)			$(4.06)

Penson Worldwide, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Historical Penson Worldwide, Inc.

These amounts represent our condensed consolidated historical statement of financial condition and statement of operations information. Amounts for the quarter ended March 31, 2012 were derived from our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012. Amounts for the year ended December 31, 2011 were derived from our 2011 Annual Report on Form 10-K.

Pro Forma Adjustments

The pro forma adjustments reflect the sale of certain assets of PFSI’s futures division. Under the terms of the Asset Purchase Agreement, Knight paid to the Company $5.0 million in cash, subject to certain adjustments and earnout provisions.

Pro Forma Adjustments

(a) Amounts represent the balance sheet effects of the sale of certain assets of PFSI’s futures division and the transfer of certain assets and liabilities of the securities clearing business.

(b) Amount represents cash proceeds of $5.0 million received from Knight and the transfer of certain assets and liabilities of the securities clearing business.

(c) Amount represents equity interest in Apex Holdings. The investment in Apex Holdings includes the estimated fair value of the clearing contracts that were contributed in the transaction.

(d) Amounts represent the income statement effects of the sale of certain assets of PFSI’s futures division and the transfer of certain assets and liabilities of the securities clearing business . The Company’s pro forma income taxes for each period presented were calculated excluding income tax impacts associated with PFSI’s futures division.